UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):       November 10, 2006
Cohu, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway,
California		92064

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 858-848-8100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 10, 2006, following the unanimous recommendation of the Cohu, Inc. (the “Company”) Nominating and Governance Committee and the unanimous approval of the Board of Directors (the “Board”) of the Company, the Company amended and restated its Rights Agreement (the “Agreement”, as amended and restated the “Amended and Restated Agreement”) dated November 15, 1996 between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.). The principal purpose of the amendment and restatement of the Agreement was to extend its term through November 9, 2016. In addition to its extension, the Company also made certain additional amendments in the Amended and Restated Agreement, including the following:
•	Under the Agreement, dated November 15, 1996, each shareholder received one Preferred Stock Purchase Right for each share of common stock owned. Each Right entitled the holder to buy one one-hundredth (1/100) of a share of Cohu’s Series A Preferred Stock for $90. As a result of the two-for-one stock split in September, 1999, each share of common stock is now associated with one-half of a Right entitling the holder to purchase one two-hundredth (1/200) of a share of Series A Preferred Stock for $45. Pursuant to the amendment, to reflect the increase in the price of the Company’s common stock since the adoption of the Agreement, the exercise price of each Right was increased to $190. Consequently, each one-half of a Right entitles the holder to purchase one two-hundredth (1/200) of a share of Series A Preferred Stock for $95. The Rights are exercisable only upon the occurrence of certain triggering events. The Rights were scheduled to expire on November 14, 2006 and, as a result of the amendment, the Rights will expire on November 9, 2016.

•	Adding a requirement that the Amended and Restated Agreement be evaluated at least every three years by a committee of the Board constituted solely of independent directors, initially the Nominating and Governance Committee, to consider whether maintenance of the Amended and Restated Agreement continues to be in the best interests of the Company and its stockholders.

•	Updating the name of the Rights Agent under the Amended and Restated Agreement to Mellon Investor Services LLC.

•	Eliminating a ten-day waiting period between the triggering of the Rights and the Rights being represented by separate Rights Certificates.
The foregoing summary is qualified by reference to the Amended and Restated Agreement, which is filed as Exhibit 99.1 hereto.
The amendment was not adopted in response to any current effort to acquire Cohu and neither the Board nor management is aware of any effort to acquire Cohu.
Item 3.03 Material Modifications to Rights of Security Holders.
See Item 1.01 above, which is incorporated herein by reference. The Amended and Restated Agreement modifies the Rights as described in Item 1.01.
Item 9.01 Financial Statements and Exhibits.
(a) Not Applicable
(b) Not Applicable
(c) Not Applicable
(d) Exhibits.
The following exhibit is filed with this Report on Form 8-K:
Exhibit No. — 99.1
Amended and Restated Rights Agreement dated November 10, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.
November 10, 2006	By:	John H. Allen
		Name:	John H. Allen
		Title:	VP Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Amended and Restated Rights Agreement dated November 10, 2006